Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Investors: Elizabeth Corse	Media: Carter Cromley
(703) 667-6984	(703) 667-6110
elizabeth.corse@savvis.net	carter.cromley@savvis.net

SAVVIS REPORTS THIRD-QUARTER REVENUE UP 17% FROM A YEAR AGO, TO $193.7 MILLION

• Q3 Adjusted EBITDA of $32.8 million, up 50% from Q3 2005 and 15% from Q2 2006

• Q3 operating cash flow of $37.6 million

ST. LOUIS, MO. – October 19, 2006 – SAVVIS, Inc. (NASDAQ: SVVS), a global leader in IT infrastructure services for business applications, announced today that its revenue for the third quarter of 2006 totaled $193.7 million, compared to $166.1 million in the third quarter of 2005 and $189.6 million in the second quarter of 2006. SAVVIS achieved income from operations of $4.1 million in the third quarter, and its consolidated net loss was $13.6 million, compared to a net loss of $13.7 million in the third quarter of 2005 and a net loss of $11.1 million in the second quarter of 2006.

Cost of revenue, which excludes depreciation, amortization, and accretion, was $116.5 million, up 9% from a year ago and down 1% from the prior quarter. Gross profit, defined as total revenue less cost of revenue, was $77.3 million, up 31% from a year ago and 7% from the second quarter 2006. Gross profit as a percentage of total revenue was 40% in the current quarter, up from 36% a year earlier and 38% in the prior quarter. Adjusted EBITDA* of $32.8 million increased 50% from $21.9 million a year earlier, and 15% from $28.5 million in the previous quarter. Operating cash flow was $37.6 million and cash capital expenditures were $14.4 million in the quarter. SAVVIS paid down its revolving credit facility with $32.0 million of cash at the beginning of the quarter. Adjusted for that payment, on a pro forma basis the company generated a total of $24.0 million of cash in the quarter.

Chief Executive Officer Phil Koen said, “SAVVIS continues to drive robust financial results through our focus on changing the way businesses manage information technology. Our core hosting and managed IP VPN revenue, combined, rose 31% from a year ago. Revenue growth, strong sales bookings and record-low customer churn in the third quarter attest to the quality and

SAVVIS

Third-quarter Financial Results

October 19, 2006

innovation of our broad service array. We’re working to address the areas of our business that present challenges to our growth, including evaluating our strategic options for the digital content services businesses. I am confident that SAVVIS’ long-term prospects are very positive, and excited by the opportunities ahead.”

Third-Quarter Results

	Three months ended:
(US$ millions)	Sept. 30, 2006	June 30, 2006	Sept. 30, 2005
Revenue:
Hosting	$99.4	$93.6	$74.6
Managed IP VPN	35.1	34.1	28.3
Other Network Services	27.4	28.3	28.6
Digital Content Services	10.2	11.2	10.3

Total Diversified Revenue	172.1	167.2	141.8
Reuters	21.6	22.4	24.3

Total Revenue	$193.7	$189.6	$166.1

Cost of Revenue(1)	$116.5	$117.1	$107.0
Sales, Gen. & Admin. Expenses(1)	$52.4	$46.8	$37.7
Income from Operations	$4.1	$6.0	$2.3
Net Loss	$(13.6)	$(11.1)	$(13.7)

Adjusted EBITDA	$32.8	$28.5	$21.9

(1)	Cost of revenue excludes depreciation, amortization, and accretion. Both cost of revenue and sales, general and administrative expenses for 2005 have been revised, in accordance with U.S. Securities and Exchange Commission Staff Accounting Bulletin No. 107, to include the effect of non-cash equity-based compensation, which was previously reported separately. Total non-cash equity-based compensation in cost of revenue was $1.4 million, $0.2 million, and $0.1 million and in sales, general and administrative expenses was $6.5 million, $2.6 million, and $0.4 million for the three months ended September 30, 2006, June 30, 2006, and September 30, 2005, respectively.

Total revenue for the third quarter increased 17% from a year ago and 2% from the second quarter, primarily reflecting strong growth in hosting and managed IP VPN revenue. Virtualized utility services contributed $8.9 million of managed hosting revenue, up 242% from a year ago and 44% from the second quarter. Colocation services contributed 55% of hosting revenue, and included approximately $1.0 million of new revenue attributable to renewal of existing contracts at higher prices. Managed IP VPN revenue increased 24% from the prior year and 3% from the previous quarter. Revenue from Reuters, SAVVIS’ largest customer, declined to $21.6 million, reflecting reduced revenue from Telerate, which had been SAVVIS’ second-largest customer prior to its acquisition by Reuters in 2005. Management anticipates that revenue from the Telerate business, currently approximately $7 million per quarter, will continue to decline over the next two to three quarters.

SAVVIS

Third-quarter Financial Results

October 19, 2006

Cost of revenue was $116.5 million, including $1.4 million of non-cash equity-based compensation costs, in the current quarter, resulting in gross profit as a percentage of total revenue, or gross margin, of 40% in the current quarter, up from 36% in the same quarter last year and 38% in the second quarter. The improvement in gross margin reflects SAVVIS’ scalable business model and ongoing cost-optimization efforts.

Sales, general, and administrative expenses (“SG&A”) for the current quarter were $52.4 million, as compared to $37.7 million for the same period last year and $46.8 million in the second quarter of 2006. SG&A included non-cash equity-based compensation costs for the current quarter of $6.5 million, as compared to $0.4 million for the same period last year and $2.6 million in the second quarter 2006. The year-over-year growth in non-cash equity-based compensation costs reflects additional equity-based compensation issued to SAVVIS employees and changes in accounting rules regarding the reporting of those costs. As a percentage of revenue, SG&A was 27% in the current quarter, up from 23% in the third quarter 2005 and 25% in the second quarter 2006, reflecting the changes in non-cash equity-based compensation costs. Before non-cash equity-based compensation costs, SG&A as a percentage of revenue was 24% in the current quarter, 22% in the third quarter 2005 and 23% in the second quarter 2006.

Income from operations was $4.1 million in the third quarter, compared to $2.3 million in the same period last year and $6.0 million in the second quarter 2006. SAVVIS’ consolidated net loss was $13.6 million in the third quarter, compared to $13.7 million in the same period last year and $11.1 million in the second quarter 2006. The current quarter net loss included a total of $7.9 million of non-cash compensation charges, compared to $0.5 million in the third quarter of 2005 and $2.8 million in the second quarter of 2006.

Cash Flow

Net cash provided by operating activities was $37.6 million in the third quarter, compared to $21.4 million in the same period last year and $21.3 million in the second quarter 2006. Cash capital expenditures for the third quarter 2006 totaled $14.4 million. Overall, approximately 70% of SAVVIS’ capital expenditures are driven by revenue-generating opportunities. SAVVIS’ cash position at September 30, 2006, was $78.1 million, compared to $86.1 million at June 30, 2006. During the third quarter, SAVVIS used $32.0 million of cash to pay down its revolving credit facility.

Financial Outlook

Chief Financial Officer Jeff Von Deylen said, “SAVVIS delivered solid revenue and Adjusted EBITDA growth in the third quarter, with strong operating cash flow. We paid down our revolving credit facility fully, reducing our debt by $32.0 million, while maintaining the financial flexibility to draw up to $75 million against that line. We’re managing successfully against our long-term targets for financial performance, anticipating 13-14% revenue growth for the full year 2006. Improving our Adjusted EBITDA margins to 15-16% will drive Adjusted EBITDA

SAVVIS

Third-quarter Financial Results

October 19, 2006

growth of over 50% for the year. As we continue to execute our strategy of adding value for our customers with managed IT infrastructure services, our success will be reflected in continued strong financial performance.”

SAVVIS management’s current expectations for 2006 financial results include:

•	Total revenue in a range of $758-763 million, including:

•	Hosting revenue increasing approximately 30-31%;

•	Managed IP VPN revenue increasing approximately 21-22%; and

•	Reuters contributing approximately $85-88 million of revenue for the full year;

•	Adjusted EBITDA in a range of $120-122 million;

•	Cash capital expenditures of $75-80 million; and

•	Positive cash flow.

* Adjusted EBITDA

“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, accretion and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Investor Conference Call

SAVVIS will webcast an investor conference call today, October 19, 2006, at 5:30 PM EDT. Both the webcast and supporting presentation will be available at www.savvis.net on the Investor Relations page. A live conference call will also be available at +1-517-308-9001 and 888-323-9686 (in North America, toll free), with the password “SAVVIS NEWS.” Recorded replays will be available on the website for six months, and by telephone for two weeks, at +1 203-369-0142 and 866-359-3710 (in North America, toll free) beginning at 8:00 PM EDT today.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2005, and all subsequent filings. Those risk factors include, but are not limited to, variability in pricing for SAVVIS’ products, highly competitive markets, rapid evolution of technology, variability in the availability and terms of financing, uncertainties related to merger and acquisition activity, changes in our operating environment, and changes in regulatory environments. The forward-looking statements contained in this document speak only as of the date of publication, October 19, 2006. Subsequent events and developments may cause the company’s forward-looking statements to change, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

SAVVIS

Third-quarter Financial Results

October 19, 2006

About SAVVIS

SAVVIS, Inc. (NASDAQ: SVVS) is a global leader in IT infrastructure services for enterprise applications. With an IT services platform spanning North America, Europe, and Asia, SAVVIS leads the industry in delivering secure, reliable, and scalable hosting, network, and application services. These solutions enable customers to focus on their core business while SAVVIS ensures the quality of their IT systems and operations. SAVVIS’ strategic approach combines virtualization technology, a global network and 25 data centers, and automated management and provisioning systems. For more information about SAVVIS, visit www.savvis.net.

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SAVVIS

Third-quarter Financial Results

October 19, 2006

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue	$193,748	$166,127	$563,300	$495,499
Operating Expenses:
Cost of revenue (including non-cash equity-based compensation expense of $1,345, $101, $1,776, and $149) (1)	116,484	107,017	346,555	324,772
Sales, general, and administrative expenses (including non-cash equity-based compensation expense of $6,528, $427, $10,708, and $647)	52,372	37,734	142,551	114,554
Depreciation, amortization, and accretion	20,807	19,066	60,370	56,600
Restructuring charges, net	—	—	—	3,340
Integration costs	—	—	—	2,745

Total Operating Expenses	189,663	163,817	549,476	502,011

Income (Loss) from Operations	4,085	2,310	13,824	(6,512)
Net interest expense and other	17,663	16,041	50,941	49,436

Net Loss	(13,578)	(13,731)	(37,117)	(55,948)
Accreted and deemed dividends on Series A Convertible Preferred stock (2)	—	10,572	262,810	30,839

Net Loss Attributable to Common Stockholders	$(13,578)	$(24,303)	$(299,927)	$(86,787)

Basic and Diluted Loss per Common Share	$(0.27)	$(2.01)	$(11.68)	$(7.20)

Basic and Diluted Weighted Average Common Shares Outstanding (3)	50,994,700	12,082,279	25,681,868	12,050,760

(1)	Excludes depreciation, amortization, and accretion, which is reported separately.
(2)	Includes $240.1 million of deemed dividends for the nine months ended September 30, 2006 incurred in connection with the exchange of Series A Convertible Preferred stock for common stock on June 30, 2006.
(3)	Includes 37,417,347 shares of common stock issued on June 30, 2006 in exchange for Series A Convertible Preferred stock. All common share information included herein reflects the 1-for-15 reverse stock split that occurred on June 6, 2006. As the effects of including the incremental shares associated with options, warrants, unvested restricted stock and restricted stock units, and Series A Convertible Preferred stock are antidilutive, they are not included in diluted weighted average common shares outstanding. Diluted common shares on an as converted basis were 53,893,991 and 40,416,836 as of September 30, 2006 and 2005, respectively.

SAVVIS

Third-quarter Financial Results

October 19, 2006

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$78,149	$61,166
Trade accounts receivable, net	44,156	51,601
Prepaid expenses and other current assets	24,258	16,126

Total Current Assets	146,563	128,893
Property and equipment, net	277,296	261,225
Intangible assets, net	5,030	8,531
Other non-current assets	13,540	10,997

Total Assets	$442,429	$409,646

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Payables and other trade accruals	$45,430	$46,398
Current portion of capital and financing method lease obligations	2,597	596
Other accrued liabilities	82,382	78,697

Total Current Liabilities	130,409	125,691
Long-term debt	255,846	275,259
Capital and financing method lease obligations, net of current portion	113,152	59,890
Other accrued liabilities	84,697	80,815

Total Liabilities	584,104	541,655

Stockholders’ Deficit:
Series A Convertible Preferred stock	—	305,173
Common stock	512	1,813
Additional paid-in capital	687,895	353,836
Accumulated deficit	(827,651)	(790,534)
Accumulated other comprehensive loss	(2,431)	(2,297)

Total Stockholders’ Deficit	(141,675)	(132,009)

Total Liabilities and Stockholders’ Deficit	$442,429	$409,646

SAVVIS

Third-quarter Financial Results

October 19, 2006

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Cash Flows from Operating Activities:
Net loss	$(13,578)	$(13,731)	$(37,117)	$(55,948)
Reconciliation of net loss to net cash provided by operating activities:
Depreciation, amortization, and accretion	20,807	19,066	60,370	56,600
Non-cash portion of restructuring charges	—	—	—	(2,365)
Non-cash equity-based compensation	7,873	528	12,484	796
Accrued interest	14,139	12,828	39,840	36,094
Write-off of deferred debt financing costs	—	—	—	2,666
Loss on disposal of fixed assets	306	—	306	—
Net changes in operating assets and liabilities:
Trade accounts receivable	2,271	(2,444)	6,346	(3,820)
Prepaid expenses and other current assets	566	(176)	(4,925)	(3,032)
Other non-current assets	25	(2,242)	(3,266)	(3,284)
Payables and other trade accruals	(990)	702	(1,495)	2,164
Other accrued liabilities	6,164	6,914	5,179	1,718

Net cash provided by operating activities	37,583	21,445	77,722	31,589

Cash Flows from Investing Activities:
Payments for capital expenditures	(14,350)	(7,826)	(51,293)	(35,795)
Payment for purchase of data center buildings	—	—	(13,817)	—
Other investing activities	14	—	124	(600)

Net cash used in investing activities	(14,336)	(7,826)	(64,986)	(36,395)

Cash Flows from Financing Activities:
Proceeds from borrowings on revolving credit facility	—	—	—	58,000
Proceeds from financing method lease obligation	—	—	50,600	—
Proceeds from stock option exercises	1,799	268	16,094	693
Principal payments under revolving credit facility	(32,000)	—	(58,000)	—
Payments under capital lease obligations	(389)	(15)	(2,248)	(53,807)
Other financing activities	(120)	62	(1,405)	(3,906)

Net cash provided by (used in) financing activities	(30,710)	315	5,041	980

Effect of exchange rate changes on cash and cash equivalents	(515)	(158)	(794)	(753)

Net Increase (Decrease) in Cash and Cash Equivalents	(7,978)	13,776	16,983	(4,579)
Cash and Cash Equivalents, Beginning of Period	86,127	37,014	61,166	55,369

Cash and Cash Equivalents, End of Period	$78,149	$50,790	$78,149	$50,790

SAVVIS

Third-quarter Financial Results

October 19, 2006

SAVVIS, Inc. and Subsidiaries

Unaudited Selected Condensed Consolidated Financial Information

(dollars in thousands)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
Revenue:
Diversified revenue:
Hosting	$99,389	$93,582	$74,590
Managed IP VPN	35,083	34,148	28,321
Other Network Services	27,421	28,262	28,654
Digital Content Services	10,230	11,187	10,260

Total Diversified Revenue	172,123	167,179	141,825
Reuters	21,625	22,418	24,302

Total Revenue	$193,748	$189,597	$166,127

Adjusted EBITDA(1) Reconciliation:
Income from operations	$4,085	$6,034	$2,310
Depreciation, amortization, and accretion	20,807	19,636	19,066
Non-cash equity-based compensation	7,873	2,794	528

Adjusted EBITDA	$32,765	$28,464	$21,904

	September 30, 2006	June 30, 2006	September 30, 2005
Diluted Common Shares (end of period):
Total common shares outstanding	51,238,964	50,827,023	12,104,862
Series A Convertible Preferred stock on an as converted basis	—	—	26,628,997
Unvested restricted stock units	1,084,313	1,134,313	1,226,000
Warrants and options outstanding (treasury method)	1,570,714	1,632,860	456,977

Diluted Common Shares on an as Converted Basis	53,893,991	53,594,196	40,416,836

(1)	“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, accretion, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.